UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2021

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.25 par value per share	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On June 11, 2021, the Board of Directors (the “Board”) of South Jersey Industries, Inc. (the “Company”), approved an amended and restated version of the Company’s Code of Ethics and Business Conduct (the “Code of Conduct”), which changes were effective immediately upon approval. The purpose of the amendments to the Code of Conduct were to improve its readability and organization, and to make it more aligned with the Company’s culture and corporate messaging.

A copy of the Code of Conduct is available on the Company's website at: https://www.sjindustries.com/sji/media/pdf/Code_of_Ethics_for_Directors_and_Employees.pdf.

The foregoing description of the Code of Conduct is subject to and qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 14.1 and the terms of which are incorporated herein by reference.

Item 9.01	Financial and Exhibits

Exhibit Index

14.1	South Jersey Industries, Inc. Code of Ethics and Business Conduct, effective June 11, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
SOUTH JERSEY INDUSTRIES, INC.

Date: June 16, 2021	/s/Eric Stein
Eric Stein
Vice President and General Counsel